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Exhibit 10.15

OFFICE LEASE

KILROY REALTY

KILROY SABRE SPRINGS

KILROY REALTY, L.P.,

a Delaware limited partnership,

as Landlord,

and

BRIDGEPOINT EDUCATION, INC.,

a Delaware corporation,

as Tenant.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

INDEX

Page(s)
Accountant	32
Additional Rent	20
Advocate Arbitrators	16
Alterations	37
Applicable Laws	65
Arbitration Agreement	17
[***]	18
Bank Prime Loan	66
Base Building	37
Base Rent	18
Base Year	20
BOMA	9
Briefs	17
Brokers	74
BS/BS Exception	36
Building Hours	33
Building Structure	36
Building Systems	36
Cap	25
CC&Rs	33
Common Areas	9
[***]	60
Comparable Area	2
Control,	52
Controllable Expenses	25
Cosmetic Alterations	37
Cost Pools	28
Damage Termination Date	46
Damage Termination Notice	46
[***]	65
Direct Expenses	20
Environmental Laws	76
Estimate	29
Estimate Statement	29
Estimated Excess	29
Excess	28
Exercise Notice	15
Expense Year	20
First Offer Suspension Period	13
[***]	17
First Refusal Commencement Date	13
First Refusal Exercise Notice	10
First Refusal Notice	10
Force Majeure	72
Hazardous Material(s)	76
Holidays	33
HVAC	33
Interest Rate	66

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Page(s)
Landlord	1
Landlord Parties	40
Landlord Repair Notice	44
Landlord Response Date	15
Landlord Response Notice	15
[***]	17
Landlord's Option Rent Calculation	15
[***]	18
Lease	1
Lease Commencement Date	13
Lease Expiration Date	13
Lease Term	13
Lease Year	13
Lines	75
Mail	72
Memorandum	70
Neutral Arbitrator	16
New Services.	24
Nondisturbance Agreement	54
Non-Economic Terms	11
Notices	72
Objectionable Name	64
Operating Expenses	20
Option Rent	14
Option Term	14
Original Improvements	43
Other Improvements	78
Permitted Transferee.	52
Premises	8
Proposition 13	25
Reminder Notice	15
Renovations	75
Rent.	20
Reserved Pasess	68
Re-Submittal Date	16
Review Period	31
[***]	14
[***]	17
Sign Specifications	63
Statement	28
Subject Space	48
Summary	1
Superior Right Holders	10
Tax Expenses	25
Tenant	1
Tenant Election Notice	16
Tenant Parties	41
[***]	17
Tenant's Option Rent Calculation	15
[***]	17

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Page(s)
Tenant's Share	27
Tenant's Signage	63
Transfer	51
Transfer Notice	48
Transfer Premium	50
Transferee	48
Transfers	48
Utilities Costs	27
Work Letter Agreement	8

v

KILROY SABRE SPRINGS

OFFICE LEASE

        This Office Lease (the "Lease"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between KILROY REALTY, L.P., a Delaware limited partnership ("Landlord"), and BRIDGEPOINT EDUCATION, INC., a Delaware corporation ("Tenant").

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE		DESCRIPTION
1.	Date:	January 31, 2008.
2.	Premises:
	2.1 Building:	That certain six (6)-story office building (the "Building") located at 13480 Evening Creek Drive North, San Diego, California 92128-8104.
2.2 Premises:
All of the approximately 147,533 rentable square feet of space located in the Building, as further identified in Exhibit A to the Office Lease. On a floor-by-floor basis, the anticipated rentable square footage of each portion of the Premises is anticipated to be as follows:

Floor 6: Approximately 24,496 RSF
Floor 5: Approximately 25,396 RSF
Floor 4: Approximately 25,396 RSF
Floor 3: Approximately 25,396 RSF
Floor 2: Approximately 23,688 RSF
Floor 1: Approximately 23,161 RSF
	2.3 Project:	The Building is part of an office project known as "Kilroy Sabre Springs," as further set forth in Section 1.1.2 of this Lease.
3.	Lease Term (Article 2):
	3.1 Length of Term:	Approximately ten (10) years and one (1) month.
3.2 Lease Commencement Date:
Landlord and Tenant hereby acknowledge that Landlord shall be constructing the improvements in the Premises and delivering the same to Tenant on a phased basis, with the first phase consisting of floors 6, 5 and 1 (which delivery is anticipated to occur on July 1, 2008) and the second phase consisting of floors 4, 3 and 2 (which delivery is anticipated to occur on September 1, 2008), as more particularly indicated in Section 3.2 of this Summary, below.

The Lease Commencement Date shall be the later to occur of (i) the date upon which the sixth (6th), fifth (5th) and first (1st) floor portions of the Premises are "Ready for Occupancy," as that term is set forth in Section 5.1 of the Work Letter Agreement attached as Exhibit B to the Lease, and (ii) July 1, 2008.

TERMS OF LEASE	DESCRIPTION
The date for the commencement of Tenant's lease of the remaining portions of the Premises (the "Phase 2 Commencement Date") shall be the later to occur of (i) the date upon which the fourth (4th), third (3rd) and second (2nd) floor portions of the Premises are "Ready for Occupancy," as that term is set forth in Section 5.1 of the Work Letter Agreement attached as Exhibit B to the Lease, and (ii) September 1, 2008.

The dates for the commencement of Tenant's obligation to pay "Base Rent" and "Direct Expenses," as those terms are defined in Article 3 and Article 4, of this Lease, respectively, shall be as follows (for each floor, the "Scheduled Floor Rent Commencement Date"):
Floor 6: July 1, 2008 Floor 5: September 1, 2008 Floor 4: December 1, 2008 Floor 3: March 1, 2009 Floor 2: June 1, 2009 Floor 1: September 1, 2009

Notwithstanding the foregoing, if Landlord fails to deliver any floor of the Premises to Tenant in a Ready for Occupancy condition on or before the date required by the terms of this Section 3.2 (i.e., July 1, 2008 with respect to floors 6, 5 and 1, and September 1, 2008 with respect to floors 4, 3 and 2), then to the extent such failure is not due to a "Tenant Delay," as that term is defined in the Work Letter Agreement, the corresponding Scheduled Floor Rent Commencement Date shall be extended by one (1) day for each day that occurs after the scheduled delivery date (i.e., July 1, 2008 or September 1, 2008, as applicable) and before the date Landlord actually delivers such floor to Tenant in a Ready for Occupancy condition.
3.3 Lease Expiration Date:
The last day of the calendar month in which the ten (10) year and one (1) month anniversary of the Lease Commencement Date occurs; provided, however, to the extent the Lease Commencement Date occurs on the first day of a calendar month, then the Lease Expiration Date shall be the day immediately preceding the ten (10) year and one (1) month anniversary of the Lease Commencement Date. As the Lease Commencement Date is anticipated to occur on July 1, 2008, the anticipated Lease Expiration Date is July 31, 2018.
3.4 Option Term(s):	Two (2) five (5)-year option(s) to renew, as more particularly set forth in Section 2.2 of this Lease.

TERMS OF LEASE		DESCRIPTION
4.	Base Rent (Article 3):

Period during Lease Term*	Applicable Square Footage*	Monthly Installment of Base Rent**		Monthly Rental Rate per Rentable Square Foot**
July 1, 2008 through August 31, 2008	24,496	$	[***]	$	[***]
September 1, 2008 through November 30, 2008	49,892	$	[***]	$	[***]
December 1, 2008 through February 28, 2009	75,288	$	[***]	$	[***]
March 1, 2009 through May 31, 2009	100,684	$	[***]	$	[***]
June 1, 2009 through August 31, 2009	124,372	$	[***]	$	[***]
September 1, 2009 through June 30, 2010	147,533	$	[***]	$	[***]
July 1, 2010 through June 30, 2011	147,533	$	[***]	$	[***]
July 1, 2011 through June 30, 2012	147,533	$	[***]	$	[***]
July 1, 2012 through June 30, 2013	147,533	$	[***]	$	[***]
July 1, 2013 through June 30, 2014	147,533	$	[***]	$	[***]
July 1, 2014 through June 30, 2015	147,533	$	[***]	$	[***]
July 1, 2015 through June 30, 2016	147,533	$	[***]	$	[***]
July 1, 2016 through June 30, 2017	147,533	$	[***]	$	[***]
July 1, 2017 through July 31, 2018	147,533	$	[***]	$	[***]

*
The foregoing schedule is based upon the anticipated rentable square footages for each per-floor portion of the Premises and the corresponding Scheduled Floor Rent Commencement Date, as more particularly identified in Sections 2.2 and 3.2 of this Summary, above. Accordingly, such schedule will be updated and confirmed following the Lease Commencement Date, the Phase 2 Commencement Date, and the verification of square footage pursuant to Section 1.2 of the Lease. Notwithstanding that Tenant shall actually be occupying approximately 73,053 rentable square feet of the Premises for the period during the Lease Term from July 1, 2008 through August 31, 2008, the Monthly Installment of Base Rent was calculated based on the Applicable Square Footage amounts, as set forth above. Additionally, notwithstanding that Tenant shall actually be occupying all of the approximately 147,533 rentable square feet of the Premises for the period during the Lease Term from September 1, 2008 through August 31, 2009, the Monthly Installment of Base Rent was calculated based on the Applicable Square Footage amounts, as set forth above.

**
The Monthly Installment of Base Rent for the period during the Lease Term from July 1, 2008 through May 31, 2009 was calculated by multiplying $[***] by the then-applicable number of rentable square feet of space in the Premises. The Monthly Installment of Base Rent for the period during the Lease Term from June 1, 2009 through June 30, 2010 was calculated by multiplying $[***] by the then-applicable number of rentable square feet of space in the Premises. In all subsequent Lease Years, the calculation of Monthly Installment of Base Rent reflects an annual increase of [***].

5.	Base Year (Article 4):	Calendar year 2008.
6.	Tenant's Share (Article 4):
One hundred percent (100%) of the Building; provided, however, prior to September 1, 2009, Tenant's Share shall be equal to the Applicable Square Footage of the Premises (as set forth in Section 4 of this Summary, above), multiplied by 100, and the product thereof divided by the total number of rentable square feet in the Building.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

TERMS OF LEASE		DESCRIPTION
7.	Permitted Use (Article 5):	Tenant shall use the Premises solely for general office use and uses incidental thereto, including, without limitation, support for online services (the "Permitted Use"); provided, however, that notwithstanding anything to the contrary set forth hereinabove, and as more particularly set forth in the Lease, Tenant shall be responsible for operating and maintaining the Premises pursuant to, and in no event may Tenant's Permitted Use violate, (A) Landlord's "Rules and Regulations," as that term is set forth in Section 5.2 of this Lease, (B) all "Applicable Laws," as that term is set forth in Article 24 of this Lease, (C) all applicable zoning, building codes and the "CC&Rs," as that term is set forth in Section 5.3 of this Lease, and (D) the character of the Project as a first-class office building Project.
8.	Letter of Credit (Article 21):	$[***].
9.	Parking Pass (Article 28):	[***], pursuant to the terms and conditions of Article 28.
10.	Address of Tenant (Section 29.18):	Bridgepoint Education, Inc. 13500 Evening Creek Drive North, Suite 600 San Diego, CA 92128 Facsimile No.: 858-408-2903 Attention: Andrew S. Clark [Prior to, and following, Lease Commencement Date]
with copies to:
	and	Sheppard Mullin Richter & Hampton LLC 12275 El Camino Real, Ste 200 San Diego, CA 92130-2006 Attention: Richard L. Kintz, Esq. Facsimile: 858-509-3691
11.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.
12.	Broker(s) (Section 29.24):
	Representing Landlord:	Representing Tenant:
	Grubb & Ellis/BRE Commercial 4350 La Jolla village Dr., Suite 500 San Diego, CA 92122 Attention: Mr. Chris Hobson	CB Richard Ellis 4365 Executive Drive, Suite 1600 San Diego, California 92121-2127 Attention: Mr. Doug Lozier
13.	Improvement Allowance (Section 2 of Exhibit B):	An amount equal to $[***] per rentable square foot of the Premises (i.e., an amount anticipated to total $[***] based upon 147,533 rentable square feet in the Premises).

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

TERMS OF LEASE		DESCRIPTION
14.	Mid-Term Improvement Allowance (Section 8.6)	An amount equal to $[***] per rentable square foot of the Premises (i.e., an amount anticipated to total $[***] based upon 147,533 rentable square feet in the Premises).

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

        1.1    Premises, Building, Project and Common Areas.

          1.1.1    The Premises.    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises which are being constructed by Landlord and are set forth in Section 2.2 of the Summary (the "Premises"). The outline of each floor of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises shall have approximately the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the "TCCs") herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the "Building," as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Work Letter Agreement attached hereto as Exhibit B (the "Work Letter Agreement"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Work Letter Agreement. The taking of possession of each floor of the Premises by Tenant shall conclusively establish that such floor of the Premises was at such time in good and sanitary order, condition and repair, subject only to (i) punchlist items provided to Landlord in writing within thirty (30) days following Landlord's delivery of the Premises to Tenant, (ii) latent defects to the extent identified and, thereafter, promptly communicated to Landlord, (iii) Landlord's ongoing obligations set forth in Sections 1.1.3 and 29.33, and Articles 7 and 24 of this Lease, and (iv) the terms of the Work Letter Agreement.

          1.1.2    The Building and The Project.    The Premises are a part of the building set forth in Section 2.1 of the Summary (the "Building"). The Building is part of an office project known as "Kilroy Sabre Springs." The term "Project," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) the other office buildings commonly known as 13500 and 13520 Evening Creek Drive North (respectively, the "13500 Building" and "13520 Building"), which are located adjacent to the Building and the land upon which such adjacent office buildings are located.

          1.1.3    Common Areas.    Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "Common Areas"). Landlord and Tenant hereby acknowledge and agree that, as long as Tenant leases one hundred percent (100%) of the Building, no portion of the Building shall be designated as a Common Area. Landlord shall operate and maintain the Common Areas in a manner consistent with the "Comparable Buildings" as that term is set forth in Section 4 of Exhibit G, attached to this Lease. Notwithstanding anything set forth herein to the contrary, the use of the Common Areas shall be subject to the express provisions of this Lease and such rules, regulations and restrictions as Landlord may make from time to time, provided that such rules, regulations and restrictions do not (a) unreasonably interfere with the rights granted to Tenant under this Lease and the Permitted Use granted under Section 5.1, below, or (b) materially increase the cost of Tenant's occupancy of the Premises through a material increase in Additional Rent. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that no such changes shall be permitted which materially reduce Tenant's rights or access hereunder, or otherwise materially interferes with Tenant's ability to use the Premises for the Permitted Use. Except when and where Tenant's right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the "Lease Term," as that term is defined in Section 2.1, below.

        1.2    Verification of Rentable Square Feet of Premises and Building.    For purposes of this Lease, "rentable square feet" shall be calculated pursuant to Standard Method of Measuring Floor Area in Office Building, ANSI Z65.1—1996, and its accompanying guidelines, as applicable to single-tenant buildings (collectively, "BOMA"). Within thirty (30) days after the Lease Commencement Date, Landlord's space planner/architect shall measure the rentable square feet of the entire Premises on a floor-by-floor basis, and thereafter such determined rentable square footages of the Premises, each floor-by-floor portion of the Premises, and the results thereof shall be presented to Tenant in writing; provided, however, Landlord and Tenant hereby acknowledge that [***] of the usable square footage of the "Project Gym," as that term is defined in the "13500 Lease," as that term is defined in Section 1.4, below, shall be allocated to the rentable square footage of the Building. Tenant's space planner/architect may review Landlord's space planner/architect's determination of the number of rentable square feet and usable square feet of the Premises and Tenant may, within fifteen (15) business days after Tenant's receipt of Landlord's space planner/architect's written determination, object to such determination by written notice to Landlord. Tenant's failure to deliver written notice of such objection within said fifteen (15) business day period shall be deemed to constitute Tenant's acceptance of Landlord's space planner/architect's determination. If Tenant objects to such determination, Landlord's space planner/architect and Tenant's space planner/architect shall promptly meet and attempt to agree upon the rentable and usable square footage of the Premises. If Landlord's space planner/architect and Tenant's space planner/architect cannot agree on the rentable and useable square footage of the Premises within thirty (30) days after Tenant's objection thereto, Landlord and Tenant shall mutually select an independent third party space measurement professional to field measure the Premises pursuant to BOMA. Such third party independent measurement professional's determination shall be conclusive and binding on Landlord and Tenant. [***] pay [***] of the fees and expenses of the independent third party space measurement professional. If the Lease Term commences prior to such final determination, [***] determination shall be utilized until a final determination is made, whereupon an appropriate adjustment, if necessary, shall be made retroactively, and Landlord shall make appropriate payment (if applicable) to Tenant. In the event that pursuant to the procedure described in this Section 1.2 above, it is determined that the square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the "Rent" and any "Security Deposit," as those terms are defined in Section 4.1 and Article 21 of this Lease, respectively, and the amount of the "Improvement Allowance," as that term is defined in Section 2.1 of the Work Letter Agreement) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

        1.3    [***]

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

        1.4    13500 Premises; 13500 Lease.    Landlord and Tenant are parties to that certain Office Lease dated as of even date herewith (the "13500 Lease"), whereby Tenant leases from Landlord, and Landlord leases to Tenant those certain premises consisting of the entirety of the 13500 Building and containing approximately 147,533 rentable square feet (the "13500 Premises"). The terms of the 13500 Lease shall govern Tenant's lease of the 13500 Premises in all respects and the terms of this Lease shall not be applicable with respect to the 13500 Lease, except to the extent expressly set forth to the contrary herein and therein.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

ARTICLE 2

LEASE TERM; OPTION TERM(S)

        2.1    Initial Lease Term.    The TCCs and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that to the extent the Lease Commencement Date falls on a date other than the first day of a calendar month, then the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the month in which the first anniversary of such Lease Commencement Date occurs and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall, after confirming the accuracy thereof, execute and return to Landlord within five (5) business days of receipt thereof.

        2.2    Option Term(s).

          2.2.1    Option Right.    Landlord hereby grants the Original Tenant, its Permitted Transferees and any approved assignee of all of Original Tenant's interest in this Lease and the "13500 Lease" (defined in Section 1.4) pursuant to the TCCs of Article 14 (a "Approved Assignee") (collectively, the "Right Holders"), two (2) options to extend the Lease Term for the entire Premises, each by a period of five (5) years (each, an "Option Term"). Such option shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (i) Tenant is not then in monetary or material non-monetary default under this Lease (beyond any applicable notice and cure periods), (ii) Tenant has not been in monetary or material non-monetary default under this Lease (beyond any applicable notice and cure periods) more than once during the prior [***] month period, (iii) Landlord reasonably determines that Tenant is a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with Tenant's lease of the Premises during the Option Term, and (iv) this Lease then remains in full force and effect and Original Tenant, its Permitted Transferees and/or its Approved Assignees are then in occupancy of no less than [***] of the rentable square footage of the Premises (the foregoing items (i) through (iv) collectively constituting the "Exercise Conditions"). Upon the proper exercise of each such option to extend, and provided that, as of the end of the then-applicable Lease Term, there is no then-existing violation of the Exercise Conditions, the Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall only be exercised by the Right Holders (but not any other assignee, sublessee or other transferee of Tenant's interest in this Lease). If Tenant fails to exercise its first option to extend, the second option to extend shall no longer apply

          2.2.2    Option Rent.    The Rent payable by Tenant during each Option Term (the "Option Rent") shall be equal to (a) [***] of the "Market Rent," as that term is defined in, and determined pursuant to, Exhibit G attached hereto, during the first (1st) Option Term, and (b) [***] of the Market Rent during the second (2nd) Option Term; provided, however, that the Market Rent for each Lease Year during such Option Term shall be equal to the amount set forth on a "Market Rate Schedule," as that term is defined below, and under no circumstances shall the Market Rent for any Lease Year occurring during any Option Term, as set forth on the Market Rate Schedule, be less than the corresponding "Contract Rent," as that term is defined below, as such Contract Rent is set forth on the

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

  "Contract Rate Schedule," as that term is defined below. The "Market Rate Schedule" shall be derived from the Market Rent for the Option Term as determined pursuant to Exhibit G, attached hereto, as follows: (i) the Market Rent for the first Lease Year of the Option Term shall be equal to the sum of [***], and (ii) the Market Rent for each subsequent Lease Year shall be equal to [***] of the prior Lease Year's Market Rent. The "Contract Rate Schedule" shall be derived from the Base Rent applicable to the Premises for the Lease Year immediately preceding such Option Term, as follows: (x) the "Contract Rent" for the first Lease Year of any Option Term shall equal the sum of (A) the Base Rent in effect under this Lease for the Lease Year immediately preceding the commencement of the subject Option Term, (B) an amount equal to the "Excess" (as defined in Section 4.4) which is due under Article 4 of this Lease for the Base Year immediately preceding the commencement of the subject Option Term, and (C) an amount equal to the monthly amortization reimbursement payment for the "Renewal Allowance" (as defined in Section 3 of Exhibit G to this Lease) to be paid by Landlord in connection with Tenant's lease of the Premises for the Option Term, with such Renewal Allowance being amortized at a reasonable rate of return to Landlord based on the rates of return then being received by the landlords of the Comparable Buildings in connection with tenant improvement allowances then be granted by such landlords, and (y) the Contract Rent for each subsequent Lease Year shall be equal to [***] of the prior Lease Year's Contract Rent. The calculation of the Market Rent shall be derived from a review of, and comparison to, the "Net Equivalent Lease Rates" of the "Comparable Transactions," as provided for in Exhibit G. Notwithstanding anything set forth in this Lease to the contrary, the Base Year for the applicable Option Term with respect to the Renewal Space shall be the calendar year in which the Option Term commences.

          2.2.3    Exercise of Options.    The options contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 2.2.3. Tenant shall deliver notice (the "Exercise Notice") to Landlord not more than eighteen (18) months nor less than twelve (12) months prior to the expiration of the then Lease Term, stating that Tenant is irrevocably exercising its extension option; provided, however, in the event Tenant fails to deliver the Exercise Notice by the date which is twelve months prior to the expiration of the then Lease Term, then Landlord shall deliver Tenant written notice of such failure (the "Reminder Notice"), in which event, notwithstanding the failure identified in such Reminder Notice, Tenant shall be deemed to have timely delivered the Exercise Notice as long as the same is delivered to Landlord within five (5) business days following Tenant's receipt of the Reminder Notice. If Tenant timely delivers an Exercise Notice to Landlord, then, on or before the date which is nine (9) months prior to the expiration of the then Lease Term, Tenant shall deliver to Landlord Tenant's calculation of the Market Rent (the "Tenant's Option Rent Calculation"). Landlord shall deliver notice (the "Landlord Response Notice") to Tenant on or before the date that is eight (8) months prior to the end of the applicable Term, (the "Landlord Response Date"), stating that (A) Landlord is accepting Tenant's Option Rent Calculation as the Market Rent, or (B) rejecting Tenant's Option Rent Calculation and setting forth Landlord's calculation of the Market Rent (the "Landlord's Option Rent Calculation"). Within ten (10) business days of its receipt of the Landlord Response Notice, Tenant shall deliver written notice to Landlord (the "Tenant Election Notice"), which shall set forth Tenant election to either (i) accept the Market Rent contained in the Landlord's Option

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

  Rent Calculation, or (ii) reject the Market Rent contained in the Landlord's Option Rent Calculation, in which event the parties shall follow the procedure, and the Market Rent shall be determined as set forth in Section 2.2.4. Tenant's failure to timely deliver the Tenant Election Notice shall be conclusively deemed to constitute Tenant's election to proceed pursuant to alternative (ii) from the immediately preceding sentence.

          2.2.4    Determination of Market Rent.    In the event Tenant objects or is deemed to have objected to the Market Rent, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant's objection or deemed objection to the Landlord's Option Rent Calculation (the "Outside Agreement Date"), then each party shall make a separate, final and binding determination of the Market Rent, within five (5) days following the Outside Agreement Date, and such determinations shall be submitted to the other party and to the arbitrators pursuant to the TCCs of this Section 2.2.4.

            2.2.4.1    Landlord and Tenant shall each appoint one arbitrator who shall by profession be a commercial real estate lease broker or commercial real estate lease appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of Comparable Buildings. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rent, is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed ("Advocate Arbitrators").

            2.2.4.2    The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator agree upon and appoint a third arbitrator ("Neutral Arbitrator") who shall be a commercial real estate lease attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of Comparable Buildings, except that neither the Landlord or Tenant or either party's Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior to or subsequent to his or her appearance; provided, however, the Neutral Arbitrator shall retain an appraiser (the "Neutral Appraiser") to assist such Neutral Arbitrator (which Neutral Appraiser shall be selected by the Advocates Arbitrators). The Neutral Appraiser shall be retained for the sole purpose of advising and assisting the Neutral Arbitrator, and such Neutral Appraiser shall not have an independent vote as the whether Landlord's or Tenant's submitted Market Rent is closest to the Market Rent. In no event shall either the Neutral Arbitrator or the Neutral Appraiser have represented (or have been engaged to represent) Landlord or Tenant during the five (5) year period preceding the Outside Agreement Date or have any business or ownership affiliation with either of the Advocate Arbitrators during such five (5) year period (as opposed to having had professional interaction with the same). The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant's counsel.

            2.2.4.3    The parties shall, in connection with the determination of the Market Rent, enter into an arbitration agreement (the "Arbitration Agreement") which shall set forth the following: [***]

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            2.2.4.4    If either Landlord or Tenant fail to appoint an Advocate Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

            2.2.4.5    If the two Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

            2.2.4.6    The costs of the Neutral Arbitrator and Neutral Appraiser shall be [***]. The costs of the Advocate Arbitrator representing the Tenant shall be borne by the Tenant. The Costs of the Advocate Arbitrator representing the Landlord shall be borne by the Landlord. The costs of petitioning any judge under Section 2.2.4.4 shall be [***]. The costs of petitioning any judge under Section 2.2.4.5 shall be [***].

ARTICLE 3

BASE RENT; ABATEMENT OF RENT

        3.1    Base Rent.    Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable Monthly Installment of Base Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

        3.2    Abatement of Rent.    In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) [***]; or (ii) [***]; or (iii) the presence of "Hazardous Materials" (as that term is defined in Section 29.33.1, below) not brought on the Premises by "Tenant Parties," as that term is set forth in Section 10.1 of this Lease, to the extent such presence substantially interferes with Tenant's use of or ingress to or egress from the

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Building, Project (including the Common Areas), or Premises (including the Project parking areas to the extent reasonable replacement spaces are not provided) (any such set of circumstances as set forth in items (i) through (iii) , above, to be known as an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) or more consecutive business days after Landlord's receipt of any such notice (the "Eligibility Period"), then Tenant may deliver an additional notice to Landlord (the "Additional Notice"), specifying such Abatement Event and Tenant's intention to abate the payment of Rent under this Lease. If Landlord does not cure such Abatement Event within three (3) business days of receipt of such Additional Notice, then as Tenant's sole remedy vis-à-vis such Abatement Event, the Base Rent and Tenant's Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period, for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion of the rentable area of the portion of the Premises that Tenant is prevented from using and does not use ("Unusable Area"). To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then the terms of such Article 11 or 13, as the case may be, shall govern Tenant's right to abate rent and the terms of this Section 6.6 shall not be applicable thereto.

ARTICLE 4

ADDITIONAL RENT

        4.1    General Terms.    In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses" (as those terms are defined in Sections 4.2.6 and 4.2.2, respectively, of this Lease), which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the "Additional Rent," and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent; provided, however, the parties hereby acknowledge that the first monthly installment of Tenant's Share of any "Estimated Excess," as that term is set forth in, and pursuant to the terms and conditions of, Section 4.4.2 of this Lease, shall first be due and payable for the calendar month occurring immediately following the expiration of the Base Year. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

        4.2    Definitions of Key Terms Relating to Additional Rent.    As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

          4.2.1  "Base Year" shall mean the period set forth in Section 5 of the Summary.

          4.2.2  "Direct Expenses" shall mean "Operating Expenses," "Tax Expenses" and "Utilities Costs."

          4.2.3  "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

          4.2.4  "Operating Expenses" shall be calculated in accordance with sound real estate accounting practices, consistently applied from year to year, and shall mean all expenses, costs and amounts of every kind and nature which, in accordance with sound real estate management practices, consistently applied from year to year, Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees (which management fees shall equal [***]), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of "Asset Manager") engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement (but with respect to replacement, only to the extent necessitated by normal wear and tear during the Lease Term) of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial, alarm, security and other services, non-capital replacement of wall and floor coverings, ceiling tiles and fixtures in common areas (but only to the extent necessitated by normal wear and tear during the Lease Term), maintenance and replacement of curbs and walkways, repair to roofs; (xii) amortization of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof (which amortization calculation shall include interest at the "Interest Rate," as that term is set forth in Article 25 of this Lease); (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are reasonably intended to effect economies in the operation or maintenance of the Project, or any portion thereof, to the extent of cost savings reasonably anticipated by Landlord at the time of such expenditure to be incurred in connection therewith, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition (but only to the extent necessitated by normal wear and tear during the Lease Term), or (D) that are required under any governmental law or regulation by a federal, state or local governmental agency, except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date; provided, however, that any capital expenditure shall be amortized with interest at the Interest Rate over its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices, and such amortized costs shall be included in Operating Expenses only for that portion of the useful life which falls within the Lease Term; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state

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          or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

            (a)   costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, construction, license and inspection costs, improvement allowances, incurred with respect to the installation of premises improvements made for tenants or occupants occupying space in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas or parking facilities);

            (b)   except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs, replacements and alterations, and costs of capital improvements and equipment, and costs to repair defects in the original construction of the Project to the extent such repair is covered by a warranty;

            (c)   costs for which the Landlord is reimbursed, or would have been reimbursed if Landlord had used commercially reasonable efforts to collect such amounts, by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power or other utility costs for which any tenant directly contracts with the local public service company;

            (d)   any bad debt loss, rent loss, or reserves for bad debts or rent loss;

            (e)   costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee or ground lessor (except as the actions of the Tenant may be in issue), costs and fees incurred in the selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs or fees incurred in connection with any disputes between Landlord and its employees or brokers, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses;

            (f)    the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Asset manager;

            (g)   amount paid as ground rental for all or any portion of the Project by the Landlord and attorneys fees, transfer taxes, and any other transactional expenses associated with any ground lease of the Project;

            (h)   overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties providing similar services in the Comparable Area on a competitive basis;

            (i)    any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

            (j)    rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

            (k)   all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

            (l)    costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

            (m)  any costs expressly excluded from Operating Expenses elsewhere in this Lease;

            (n)   rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings, with adjustment where appropriate for the size of the applicable project;

            (o)   costs to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

            (p)   costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project as of the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or a "Landlord Party," as that term is defined in Section 10.1 of this Lease, or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; provided, however, Landlord hereby acknowledges that it has not received written notice of the existence of hazardous material in the Building or the Project;

            (q)   costs, fees, dues, contributions or similar expenses for political or charitable organizations;

            (r)   reserves for future improvements, repairs, additions, etc., in excess of such amounts in the Base Year; and

            (s)   costs incurred in order to cause the Building or the Project to comply with any applicable governmental law or regulation in effect and enforced as of the Lease Commencement Date, but only to the extent such law or regulation required compliance prior to the Lease Commencement Date.

        [***]. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least [***] percent ([***]%) occupied during all or a portion of the Base Year or any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been [***] percent ([***]%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall include market-wide cost increases (including utility rate increases) due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements (collectively, "Increases"); provided, however, that at such time as any such particular Increases are no longer included in Operating Expenses, such Increases shall be excluded from the Base Year calculation of Operating Expenses. In no event shall the components of Direct Expenses for any Expense Year related to Utility Costs or Project services or Project insurance costs be less than the corresponding components of Direct Expenses related to Utility Costs, Project Services and Project insurance costs in the Base Year. Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord's right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Project in an amount in excess of what Landlord incurs for the items included in Operating Expenses. If Landlord, in any Expense Year following the Base Year, begins providing any new category of services (as opposed to an expansion in scope of a service or a change in a type of service) (the "New Services"), then for such period of time in which such New Services apply, Operating Expenses for the Base Year shall be increased by the amount that Landlord reasonably determines it would have incurred had Landlord provided such New Services during the same period of time during the Base Year as such New Services were provided during such subsequent Expense Year. Notwithstanding the foregoing, no adjustment to the Operating Expenses for the Base Year shall occur to the extent such New Services (1) are attributable to Tenant's use of the Premises (as opposed to office use generally), in which case Landlord may elect (Y) to include the cost of such New Services in Operating Expenses, or (Z) to invoice Tenant directly for such costs, depending upon the nature of the New Services and the extent to which the need for such New Services is directly attributable to Tenant's use, as determined in Landlord's reasonable discretion, (2) is being offered by landlords in the majority of Comparable Buildings, or (3) is required by "Applicable Laws," as that Term is set forth in Article 24. If Landlord, in any Expense Year after the Base Year, discontinues any type or category of service then for such period of time in which such services are discontinued, Operating Expenses for the Base Year shall be decreased by the amount that Landlord reasonably determines it incurred for such type or category of service throughout the Base Year. In no event shall Tenant be responsible to pay any "Controllable Expenses", as defined below, to the extent such Controllable Expenses exceed an amount that such Controllable Expenses would have been had they increased, from the amount of Controllable Expenses incurred during the first twelve (12) month period following Tenant's commencement of business in the entire Premises, at a compounded rate of [***] per Expense Year (the "Cap"). As used herein "Controllable Expenses" shall mean

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

any costs incurred by Landlord relating to services (not including utility services) provided to the Project, labor costs paid by Landlord, and maintenance contracts paid by Landlord. Controllable Expenses shall not include Tax Expenses, costs relating to the HVAC systems of a Building, costs of insurance premiums, utility charges, or market-wide increases in labor costs due to extraordinary circumstances, including, without limitation, boycotts and strikes.

          4.2.5    Taxes.

            4.2.5.1    "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), excluding fines, default interest, and penalties, which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. [***].

            4.2.5.2    Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises [***].

            4.2.5.3    Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense

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    Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the TCCs of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

            4.2.5.4    Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section 4.2.5.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.5.1 through 4.2.5.3, above.

            4.2.5.5    [***]

          4.2.6    "Tenant's Share" shall mean the percentage set forth in Section 6 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises, as set forth in Section 2.2 of the Summary, by 100, and dividing the product by the total number of rentable square feet in the Building.

          4.2.7    "Utilities Costs" shall mean all actual charges for utilities for the Building and the Project which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer and electricity, and the costs of HVAC (excluding the cost of electricity to operate the HVAC air handlers) and other utilities (but excluding (i) the cost of electricity consumed in the Premises and any other buildings in the Project (since Tenant is separately paying for the cost of electricity pursuant to Section 6.1.2 below) and (ii) those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company) as well as related fees, assessments and surcharges. Utilities Costs shall be calculated assuming the Buildings (and during the period of time when any other office buildings are fully constructed and ready for occupancy and are included by Landlord within the Project), are at least [***] percent ([***]%) occupied. If, during all or any part of any Expense Year, Landlord shall not provide any utilities other than gas and electricity (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if

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  Landlord had at its own expense provided such utilities to such tenant. Utilities Costs shall include any costs of utilities which are allocated to the Real Property under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Real Property or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Real Property. For purposes of determining Utilities Costs incurred for the Utilities Base Year, Utilities Costs for the Utilities Base Year shall not include any one time special charges, costs or fees or extraordinary charges or costs incurred in the Utilities Base Year only, including those attributable to boycotts, embargoes, strikes or other shortages of services or fuel. In addition, if in any Expense Year subsequent to the Utilities Base Year, the amount of Utilities Costs decreases due to a reduction in the cost of providing utilities to the Real Property for any reason, including without limitation, because of deregulation of the utility industry and/or reduction in rates achieved in contracts with utilities providers, then for purposes of the Expense Year in which such decrease in Utilities Costs occurred and all subsequent Expense Years, the Utilities Costs for the Utilities Base Year shall be decreased by an amount equal to such decrease.

        4.3    Allocation of Direct Expenses.    The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses, Tax Expenses and Utilities Costs) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole (i.e., Direct Expenses which are not attributable to any specific building in the Project).

          4.3.1    Cost Pools.    In conjunction with the allocation of Direct Expenses pursuant to Section 4.3, above, Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the "Cost Pools"), in Landlord's discretion; [***]. For purposes of example only, such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

        4.4    Calculation and Payment of Additional Rent.    If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the "Excess").

          4.4.1    Statement of Actual Building Direct Expenses and Payment by Tenant.    Landlord shall give to Tenant following the end of each Expense Year, a statement (the "Statement") which shall state in general major categories the Building Direct Expenses incurred or accrued for the Base Year or such preceding Expense Year, as applicable, and which shall indicate the amount of the Excess. Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

  full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant's Share of any Building Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the end of such Expense Year (provided that any expense that was not originally included in the Statement applicable to the Expense Year in which such expense was incurred must be billed to Tenant within [***] of the date Landlord receives the invoice for such expense), provided that in any event Tenant shall be responsible for Tenant's Share of Direct Expenses levied by any governmental authority or by any public utility companies which are attributable to any Expense Year.

          4.4.2    Statement of Estimated Building Direct Expenses.    In addition, Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth in general major categories Landlord's reasonable estimate (the "Estimate") of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "Estimated Excess") as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Building Direct Expenses for the Base Year. Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before May 1 following the end of the Expense Year to which such Estimate Statement relates. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth 1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain books and records with respect to Building Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.

        4.5    Taxes and Other Charges for Which Tenant Is Directly Responsible.

          4.5.1    Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased

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  assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

          4.5.2    If the premises improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which premises improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above; provided, however, Landlord's "building standard" shall be reasonably established vis-à-vis the customary level of premises improvements for Comparable Buildings in the Comparable Area (as such terms are defined in Exhibit G to this Lease).

          4.5.3    Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

        4.6    Tenant's Payment of Certain Taxes.    Notwithstanding anything to the contrary contained in this lease, in the event that, at any time during the first (1st) [***] years of the initial Lease Term, any sale, refinancing, or change in ownership of the Building is consummated (specifically excluding, however, a change in ownership due to a "Portfolio Sale," as that term is defined below, and a change in ownership to a lender resulting from a foreclosure or a deed-in-lieu of foreclosure), and as a result thereof, and to the extent that in connection therewith, the Building or Project is reassessed (the "Reassessment") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the terms and conditions of this Section 4.6 shall apply to such Reassessment of the Building or Project. For purposes of this Section 4.6, a "Portfolio Sale" shall mean a sale or other transfer of all or any portion of the Building together with one or more other properties located outside of the Project; provided, however, during the first [***] Lease Years, a Portfolio Sale shall only be deemed to have occurred if the total value of all the properties included in such transaction is equal to or greater than [***].

          4.6.1    The Tax Increase.    For purposes of this Article 4, the term "Tax Increase" shall mean that portion of the Tax Expenses, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Tax Expenses, as calculated immediately following the Reassessment, which (i) is attributable to the initial assessment of the value of the Project, the base, shell and core of the Building or the premises improvements located in the Building; (ii) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment; (iii) is attributable to the annual inflationary increase of real estate taxes, but not in excess of two percent (2.0%) per annum, or (iv) is attributable to Tax Expenses incurred during the Base Year (calculated without regard to the effect of Proposition 8).

          4.6.2    Protection.    During the first (1st) [***] years of the initial Lease Term, Tenant shall not be obligated to pay that portion of the Tax Increase relating to any Reassessment of the Building or Project.

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          4.6.3    Landlord's Right to Purchase the Proposition 13 Protection Amount Attributable to a Particular Reassessment.    The amount of Tax Expenses which Tenant is not obligated to pay or will not be obligated to pay during the Lease Term in connection with a particular Reassessment pursuant to the terms and conditions of Section 4.6, shall be sometimes referred to hereafter as a "Proposition 13 Protection Amount." If the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each Lease Year commencing with the Lease Year in which the Reassessment will occur, the terms and conditions of this Section 4.6.3 shall apply to each such Reassessment. Upon Notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the "Applicable Reassessment"), at any time during the first (1st) [***] years of the Lease Term, by paying to Tenant an amount equal to the "Proposition 13 Purchase Price," as that term is defined in this Section 4.6.3, provided that the right of any successor of Landlord to exercise its right of repurchase hereunder shall not apply to any Reassessment which results from the event pursuant to which such successor of Landlord became the Landlord under this Lease. As used herein, "Proposition 13 Purchase Price" shall mean the present value of the Proposition 13 Protection Amount remaining during the Lease Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining Lease Year (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each Lease Year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to (A) the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each Lease Year during which the portions of the Proposition 13 Protection Amount would have benefited Tenant, which rates shall be those in effect as of Landlord's exercise of its right to purchase, as set forth in this Section 4.6.3, plus (B) two percent (2%) per annum. Upon such payment of the Proposition 13 Purchase Price, the provisions of Section 4.6.2 of this Lease shall not apply to any Tax Increase attributable to the Applicable Reassessment. Since Landlord is estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon Notice by Landlord to Tenant, Landlord shall promptly pay to Tenant the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon Notice by Landlord to Tenant, Rent next due shall be increased by the amount of such overestimation.

        4.7    Landlord's Books and Records.    Upon Tenant's written request given not more than [***] months after Tenant's receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in monetary default or material non-monetary default under this Lease beyond the applicable notice and cure period provided in this Lease, Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Building Direct Expenses as Tenant may reasonably request. Landlord shall provide said information to Tenant within sixty (60) days after Tenant's written request therefor. Within [***] months after receipt of a Statement by Tenant (the "Review Period"), if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant (A) is a member of a nationally or regionally recognized accounting firm, and (B) is not working on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records with respect to the Statement at Landlord's corporate office (located in either San Diego County or Los Angeles County), provided that Tenant is not then in monetary default or material non-monetary default under this Lease (beyond any applicable notice and cure periods) and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant's agents must agree in advance to follow Landlord's reasonable rules and procedures regarding inspections of

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Landlord's records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant's failure to dispute the amount of Additional Rent set forth in any Statement within the Review Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Tenant hereby acknowledges that Tenant's sole right to inspect Landlord's books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.7, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 5

USE OF PREMISES

        5.1    Permitted Use.    Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion; provided, however, that Landlord shall use its reasonable discretion in determining whether a particular use is within the parameters of the Permitted Use.

        5.2    Prohibited Uses.    The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant shall not allow occupancy density of use of the Premises which is greater than the occupancy density that can be reasonably supported by the Building Systems (taking into consideration any supplemental systems installed by Tenant) or which would result in the use of more Project parking spaces than provided to Tenant under the terms of this Lease (taking into consideration any offsite parking programs enacted by Tenant). Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect; provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant's business. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or unreasonably annoy them or use or allow the Premises to be used for any unlawful or reasonably objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

        5.3    CC&Rs.    Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project (including, but not limited to, the prohibition against using all or any portion of the Premises as a school). Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the "CC&Rs") which Landlord, in Landlord's discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs; provided, however, any such future CC&Rs shall not materially and adversely affect Tenant's use or occupancy of the Premises for the Permitted Use nor any of Tenant's rights hereunder. Landlord hereby acknowledges that general office use does not violate the CC&R's. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a "Recognition of Covenants, Conditions, and Restriction," in a form substantially similar to that attached hereto as Exhibit F, agreeing to and acknowledging the CC&Rs.

ARTICLE 6

SERVICES AND UTILITIES

        6.1    Standard Tenant Services.    Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

          6.1.1    Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the "Building Hours"), except for the date of observation of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays (collectively, the "Holidays"); provided, however, Landlord acknowledges that, pursuant to Tenant's requirements, in no event shall Holidays include Martin Luther King Day, Columbus Day or Veterans Day. The daily time periods identified hereinabove are sometimes referred to as the "Business Hours."

          6.1.2    Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as more specifically set forth on Schedule 3 to Exhibit B, attached hereto. Tenant shall pay directly to the utility company pursuant to the utility company's separate meters, the cost of all electricity provided to and/or consumed in the Premises (including normal and excess consumption and including the cost of electricity to operate the HVAC air handlers), which electricity shall be separately metered (as described above). Landlord may designate the electricity utility provider from time to time.

          6.1.3    As part of Operating Expenses, Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures within the Premises. In addition, Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

          6.1.4    Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes, and for the Building's life safety systems.

          6.1.5    Landlord shall provide janitorial services to the Premises five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with Comparable Buildings in the vicinity of the Project.

          6.1.6    Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, except on the Holidays.

          Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

        6.2    Overstandard Tenant Use.

          6.2.1    Generally.    Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may substantially affect the temperature otherwise maintained by the air conditioning system unless [***] then Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation.

          6.2.2    HVAC.    Tenant shall be provided access to the HVAC controls for the Premises, which shall be operable on a floor-by-floor basis. If, for any floor of the Premises, Tenant uses HVAC in excess of [***] cumulative hours during any calendar week of the Lease Term, such excess-hours of HVAC shall be provided to Tenant subject to Tenant's payment to Landlord of an amount reasonably determined by Landlord to be directly attributable to increased wear and tear on existing Building Systems caused by such excess use; provided, however, promptly following Tenant's request therefore, Landlord shall provide reasonable backup documentation in support of Landlord's determination of such excess-hours charge; provided further, however, Tenant's use of HVAC on any floor of the Building (for hours other than the normal and customary business hours maintained by Tenant) shall be for a minimum of [***] consecutive hours per such use. As of the execution of this Lease, the excess-hours charge is anticipated to total approximately [***] per floor per hour. Amounts payable by Tenant to Landlord for such excess-hours use shall be deemed Additional Rent and shall be paid within thirty (30) days after Tenant's receipt of an invoice therefor.

        6.3    Interruption of Use.    Except as otherwise provided in Section 3.2 or elsewhere in this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise provided in Section 3.2 or elsewhere in this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

        6.4    [***]

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ARTICLE 7

REPAIRS

        Landlord shall maintain in first-class condition and operating order and keep in good repair and condition the structural portions of the Building, including the foundation, floor/ceiling slabs, roof structure (as opposed to roof membrane), curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), fire stairs, parking areas, landscaping, exterior Project signage, stairwells, elevator cab, men's and women's washrooms, Building mechanical, electrical and telephone closets, and all common and public areas (collectively, "Building Structure") and the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by Tenant Parties (collectively, the "Building Systems") and the Common Areas. Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure and/or the Building Systems to the extent caused due to Tenant's use of the Premises for other than normal and customary business office operations, unless and to the extent such damage is covered by insurance carries or required to be carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the "BS/BS Exception"). Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term, but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception. In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, but such obligation shall not extend to the Building Structure and the Building Systems except (i) pursuant to the BS/BS Exception, and/or (ii) for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, after written notice to Tenant and Tenant's failure to repair within five (5) days thereafter, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project, and to be reasonably consistent with similar percentages paid for such services by tenant in the Comparable Buildings) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses paid to third parties arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. . Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi- governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant's use of, or access to, the Premises; provided that, with respect to items (ii) and (iii) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant's use of, or access to, the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

        8.1    Landlord's Consent to Alterations.    Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following five (5) business days notice to Landlord, but without Landlord's prior consent, to the extent that such Alterations do not (i) adversely affect the Building Systems, Building Structure, or the exterior appearance of the Building, or structural aspects of the Building, or (ii) adversely affect the value of the Premises or Building (the "Cosmetic Alterations"). The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter Agreement and not the terms of this Article 8.

        8.2    Manner of Construction.    Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and the requirement that upon Landlord's timely request (as more particularly set forth in Section 8.5, below), Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Diego, all in conformance with Landlord's construction rules and regulations; provided, however, that prior to commencing to construct any Alteration (other than Cosmetic Alterations), Tenant shall meet with Landlord to discuss Landlord's design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "Base Building" shall include the structural portions of the Building, and the public restrooms, elevators, fire stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy and an electronic copy of the "as built" drawings of the Alterations, to the extent such Alterations are of a type for which as-built plans are generally prepared, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

        8.3    Payment for Improvements.    If payment is made directly to contractors, Tenant shall (i) comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors, and (ii) sign Landlord's standard contractor's rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to five percent of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work.

        8.4    Construction Insurance.    In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, if the cost of any Alteration is reasonably expected to exceed [***], in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. For purposes of determining the cost of an Alteration, work done in phases or stages shall be considered part of the same Alteration, and any Alteration shall be deemed to include all trades and materials involved in accomplishing a particular result.

        8.5    Landlord's Property.    Landlord and Tenant hereby acknowledge and agree that (i) all Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant (subject to the provisions of Section 8.6, below) and shall be and become part of the Premises and the property of Landlord, and (ii) the Improvements to be constructed in the Premises pursuant to the TCCs of the Work Letter Agreement shall, upon completion of the same, be and become a part of the Premises and the property of Landlord; provided, however, Tenant may remove any Alterations, improvements (excluding the Improvements), fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for by any Improvement Allowance funds, provided that Tenant repairs any and all damage to the Premises or the Building caused in whole or in part by such removal, and returns the affected portion of the Building or the Premises to an as-improved building standard condition, as reasonably approved by Landlord. Furthermore, Landlord may, by written notice to Tenant, at least sixty (60) days prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove any Alterations or improvements located within the Premises, to repair any damage to the Premises and Building caused by such removal, and to return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord; provided, however, if, in connection with its notice to Landlord with respect to any such Alterations (including any Cosmetic Alterations), (x) Tenant requests Landlord's decision with regard to the removal of such Alterations or Cosmetic Alterations, and (y) Landlord thereafter agrees in writing to waive the removal requirement when approving (or, if applicable, following notification of) such Alterations or Cosmetic Alterations, then Tenant shall not be required to so remove such Alterations or Cosmetic Alterations; provided further, however, that if Tenant requests such a determination from Landlord and Landlord, within ten (10) business days following Landlord's receipt of such request from Tenant with respect to Alterations or Cosmetic Alterations, fails to address the removal requirement with regard to such Alterations or Cosmetic Alterations, Landlord shall be deemed to have agreed to

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

waive the removal requirement with regard to such Alterations or Cosmetic Alterations. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord, then Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

        8.6    Mid-Term Improvement Allowance.    To the extent Tenant is not then in economic or material, non-economic default under this Lease (beyond any applicable notice and cure periods), then Tenant may, upon written notice to Landlord given no later than April 1, 2013 (the "Improvement Allowance Election Notice"), elect to cause Landlord to provide an allowance (in an amount to be set forth in such Improvement Allowance Election Notice) for the cost of the design and construction of certain mid-term Alterations intended to enhance the then-existing condition of the Premises (the "Mid-Term Improvement Allowance"); provided, however, that the amount of such Mid-Term Improvement Allowance shall (i) be disbursed by Landlord following July 1, 2013 upon receipt of invoices for such costs, reasonable backup documentation and conditional lien releases relating to the items covered by such invoices, (ii) be an amount equal to an even number of United States Dollars (as opposed to fractions of United States Dollars), and (iii) in no event exceed the amount set forth in Section 14 of the Summary. In the event Tenant exercises its right to use all or any portion of the Mid-Term Improvement Allowance, then Tenant shall deliver to Landlord, on or before July 1, 2013, a letter of credit, in the form attached to the Lease as Exhibit H and subject to the terms and conditions of Article 21 of the Lease, in an amount equal to [***], which letter of credit shall be held by Landlord pursuant to the terms of Article 21 of the Lease. The rights contained in this Section 8.6 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant (and not any assignee, sublessee or other Transferee of the Original Tenant's interest in this Lease).

ARTICLE 9

COVENANT AGAINST LIENS

        Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

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ARTICLE 10

INSURANCE

        10.1    Indemnification and Waiver.    To the extent not prohibited by law and except as otherwise expressly provided herein, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the TCCs of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or any Landlord Party. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees. Landlord shall indemnify, defend, protect, and hold harmless Tenant, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, "Tenant Parties") from any and all loss, cost, damage, expense and liability (including without limitation reasonable attorneys' fees) arising from the gross negligence or willful misconduct of Landlord in, on or about the Project (excluding the Premises), except to the extent caused by the negligence or willful misconduct of the Tenant Parties. Notwithstanding anything to the contrary set forth in this Lease, either party's agreement to indemnify the other party pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by such party pursuant to the provisions of this Lease. In addition, either party's agreement to indemnify the other party as set forth in this Section 10.1 shall be ineffective to the extent the matters for which such party agreed to indemnify the other party are covered by insurance required to be carried by the non-indemnifying party pursuant to this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease or incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant in the Project, but Tenant shall not be responsible for any direct or consequential damages resulting from Landlord's or contractor's acts in connection with the completion by Landlord of the premises improvements in the Premises pursuant to the Work Letter Agreement or Landlord's ownership or removal of any Alterations that are not required to be removed by Tenant pursuant to Article 8, above.

        10.2    Landlord's Fire, Casualty and Liability Insurance.

          10.2.1    Landlord shall maintain Commercial/Comprehensive General Liability Insurance with respect to the Building during the Lease Term covering claims for bodily injury, personal injury and property damage in the Common Areas and with respect to Landlord's activities in the Premises.

          10.2.2    Landlord shall insure the Building and Landlord's remaining interest in the Improvements and Alterations with a policy of Physical Damage Insurance including building ordinance coverage, written on a standard Causes of Loss—Special Form basis (against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism, and malicious mischief, sprinkler leakage, water damage and special extended coverage), covering the full replacement cost of the Base Building, Premises and other improvements (including coverages for enforcement of Applicable Laws requiring the upgrading, demolition, reconstruction and/or replacement of any portion of the Building as a result of a covered loss) without deduction for depreciation.

          10.2.3    Landlord shall maintain Boiler and Machinery/Equipment Breakdown Insurance covering the Building against risks commonly insured against by a Boiler & Machinery/Equipment Breakdown policy and such policy shall cover the full replacement costs, without deduction for depreciation.

          10.2.4    The foregoing coverages shall contain commercially reasonable deductible amounts from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine.

          10.2.5    Additionally, at the option of Landlord, such insurance coverage may include the risk of (i) earthquake, (ii) flood damage and additional hazards, (iii) a rental loss endorsement for a period of up to two (2) years, (iv) one or more loss payee endorsements in favor of holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building, or any portion thereof.

          10.2.6    Notwithstanding the foregoing provisions of this Section 10.2, the coverage amounts, and corresponding deductibles of insurance carried by Landlord in connection with the Building shall be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings, and Worker's Compensation and Employer's Liability coverage as required by applicable law. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

        10.3    Tenant's Insurance.    Tenant shall maintain the following coverages in the following amounts.

          10.3.1    Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease. Landlord shall be named as an additional insured as their interests may appear using form CG2011 or its comparable. An endorsement showing that Tenant's coverage is primary and any insurance carried by Landlord shall be excess and noncontributing. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies that has a material financial interest in the Project as an additional insured, including Landlord's managing agent, if any, and (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease. Liability limits shall not be less than:

Bodily Injury and	$5,000,000 each occurrence
Property Damage Liability	$5,000,000 annual aggregate, or any combination of primary insurance and excess insurance
Personal Injury Liability	$5,000,000 each occurrence $5,000,000 annual aggregate, or any combination of primary insurance and excess insurance 0% Insured's participation

          10.3.2    Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Improvements," as that term is defined in Section 2.1 of the Work Letter Agreement, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "Original Improvements"), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

          10.3.3    Worker's Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer's Liability Insurance or other similar insurance pursuant to all applicable state and local statutes and regulations, with minimum limits of One Million and No/100 Dollars ($1,000,000.00) per employee and One Million and No/100 Dollars ($1,000,000.00) per occurrence.

          10.3.4    Commercial Automobile Liability Insurance covering all owned, hired, or non-owned vehicles with the following limits of liability: One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage.

          10.3.5    Business Interruption, loss of income and extra expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings for up to one (1) year attributable to the risks outlined in Section 10.3.2, above.

        10.4    Form of Policies.    The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (ii) be in form and content reasonably acceptable to Landlord; and (iii) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, after written notice to Tenant and Tenant's failure to obtain such insurance within five (5)

business days thereafter, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.

        10.5    Subrogation.    Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

        10.6    Additional Insurance Obligations.    Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord. Notwithstanding the foregoing, Landlord's request shall only be considered reasonable if such increased coverage amounts and/or such new types of insurance are consistent with the requirements of a majority of Comparable Buildings, and Landlord shall not so increase the coverage amounts or require additional types of insurance during the first five (5) years of the Lease Term and thereafter no more often than one time in any five (5) year period.

ARTICLE 11

DAMAGE AND DESTRUCTION

        11.1    Repair of Damage to Premises by Landlord.    Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project and which are reasonably approved by Tenant, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the "Landlord Repair Notice") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Improvements and any Alterations installed in the Premises and shall return such Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Improvements and Alterations installed in the Premises and shall return such Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work subject to

Tenant's reasonable approval. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

        11.2    Landlord's Option to Repair.    Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within ninety (90) days after the date of discovery of the damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; or (v) the damage occurs during the last twelve (12) months of the Lease Term. Notwithstanding the foregoing, if Landlord elects to terminate this Lease pursuant to item (i), above, then Tenant may, [***] If Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within two hundred seventy (270) days after being commenced, Tenant may elect not later than ninety (90) days after the date of Tenant's receipt of Landlord's reasonable estimate, in writing, of the time required to effectuate such repairs, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within such 270-day period, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the "Damage Termination Notice"), effective as of a date set forth in the Damage Termination Notice (the "Damage Termination Date"), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord's reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 to the extent each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in monetary default or material non-monetary default under this Lease; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all. In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall pay to Landlord (or to any party designated by Landlord) a portion of the insurance proceeds payable to Tenant under Tenant's insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease, which portion shall be equal to [***].

        11.3    Waiver of Statutory Provisions.    The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

        No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

ARTICLE 13

CONDEMNATION

        If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

        14.1    Transfers.    Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than fifteen (15) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, not to exceed [***] for a Transfer in the ordinary course of business, within thirty (30) days after written request by Landlord.

        14.2    Landlord's Consent.    Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

          14.2.1    The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

          14.2.2    The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

          14.2.3    The Transferee is either a governmental agency or instrumentality thereof, and such Transferees occupancy in the Project may cause issues (in terms of [***];

          14.2.4    The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

          14.2.5    The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

          14.2.6    Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent (provided, however, that Tenant may assign or sublease space to an occupant of the Project to the extent Landlord cannot meet such occupant's space needs), or (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the [***]-month period immediately preceding the Transfer Notice; or

          14.2.7    The Transferee does not intend to occupy at least [***] of the Premises and conduct its business therefrom for a substantial portion of the term of the Transfer.

        If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant's business including, without limitation, loss of profits, however occurring) or a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant's proposed subtenant or assignee) who claim they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent.

        14.3    Transfer Premium.    If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord [***] percent ([***]%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent and other economic concessions reasonably provided to the Transferee, (iii) any brokerage commissions and reasonable legal fees and costs in connection with the Transfer, (iv) any lease takeover costs incurred by Tenant in connection with the Transfer, (v) any costs of advertising the space which is the subject of the Transfer, and (vi) any review and processing fees paid to Landlord in connection with such Transfer (collectively, the "Transfer Costs"). "Transfer Premium" shall also include, but not be limited to, (vii) key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and (y) any payment in excess of fair market value for (1) services rendered by Tenant to Transferee, or (2) for tangible assets (as opposed to intellectual property), fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), the Rent paid during each annual period for the Subject Space shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all Transfer Costs. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

        14.4    Landlord's Option as to Subject Space.    Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within fifteen (15) days after receipt of any Transfer Notice, to recapture the Subject Space; provided, however, if Landlord exercises its right to recapture the Subject Space, then Tenant shall have the right, by giving written notice to Landlord within fifteen (15) days after receipt of Landlord recapture notice, to rescind its Transfer Notice, in which event Tenant shall not proceed with the Transfer contemplated by the Transfer Notice and Landlord's recapture notice shall be null and void. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord's option, shall cause the Transfer to be made to

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

        14.5    Effect of Transfer.    If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit.

        14.6    Additional Transfers.    For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) or more of the partners, or transfer of more than fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of more than fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of more than fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

        14.7    Occurrence of Default.    Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person.

        14.8    Non-Transfers.    Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, (iii) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant, or (iv) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant's stock on a nationally-recognized stock exchange, and the subsequent sale of Tenant's capital stock as long as Tenant is a publicly traded company on a nationally-recognized stock exchange, shall not be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease or otherwise effectuate any "release" by Tenant of such obligations. The transferee under a transfer specified in items (i), (ii) or (iii) above shall be referred to as a "Permitted Transferee." "Control," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

        15.1    Surrender of Premises.    No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

        15.2    Removal of Tenant Property by Tenant.    Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

        If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to the product of (i) the Base Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to [***] during the first two (2) months immediately following the expiration or earlier termination of the Lease Term, and [***] thereafter. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

        Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other factual information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same periods of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or a lender.

ARTICLE 18

SUBORDINATION

        This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord's delivery to Tenant of a commercially reasonable non-disturbance agreement(s) (the "Nondisturbance Agreement") in favor of Tenant from any such ground lessor, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant's agreement to be bound by the terms and conditions of this Article 18. Subject to Tenant's receipt of a Nondisturbance Agreement, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to, subject to the terms of the applicable Nondisturbance Agreement, attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within five (5) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES

        19.1    Events of Default.    The occurrence of any of the following shall constitute a default of this Lease by Tenant:

          19.1.1    Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

          19.1.2    Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of ninety (90) days after written notice thereof from Landlord to Tenant; or

          19.1.3    To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or

          19.1.4    Abandonment, pursuant to California Civil Code Section 1951.3, of the Premises by Tenant; or

          19.1.5    The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord; or

          19.1.6    Tenant's default under the terms and conditions of the 13500 Lease (beyond any applicable notice and cure periods).

        The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

        19.2    Remedies Upon Default.    Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

          19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

            (a)   The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

            (b)   The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

            (c)   The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

            (d)   Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

            (e)   At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

        The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(a) and (b) , above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate. As used in Section 19.2.1(c), above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          19.2.2    Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

          19.2.3    Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

        19.3    Subleases of Tenant.    Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

        19.4    Form of Payment After Default.    Following the occurrence of [***] defaults by Tenant in any [***] consecutive month time period, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

        19.5    Efforts to Relet.    No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

        19.6    Landlord Default.    Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease; provided, however, Tenant may not, [***]

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

[***] provided further, however, [***].

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

        Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCCs, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

LETTER OF CREDIT

        21.1    Delivery of Letter of Credit.    Within five (5) business days following the full execution and delivery of this Lease by and between Tenant and Landlord, Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease, an irrevocable and unconditional negotiable standby letter of credit (the "Letter of Credit"), in the form attached hereto as Exhibit H and containing the terms required herein, payable in either the City of San Diego or the City of Los Angeles (both, California), running in favor of Landlord and issued by a solvent, nationally recognized bank with a long term rating of BBB or higher, under the supervision of the Superintendent of Banks of the State of California, or a national banking association, in the amount of [***] (the "Letter of Credit Amount"). The Letter of Credit shall (i) be "callable" at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period from the Lease Commencement Date and continuing until the date (the "LC Expiration Date") that is one hundred twenty (120) days after the expiration of the Lease Term, and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same (the "Bank")) shall be acceptable to Landlord, in Landlord's sole discretion. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the LC Expiration Date. The Letter of Credit will be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the Letter of Credit.

        21.2    Transfer of Letter of Credit.    The Letter of Credit shall also provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, [***], execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer; provided that Landlord shall be responsible for paying the Bank's transfer and processing fees in connection therewith up to an amount equal to [***] (the "L-C Transfer Cap"), and Tenant shall pay be responsible for paying the Bank's transfer and processing fees in excess of the L-C Transfer Cap.

        21.3    Application of Letter of Credit.    Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any breach or default on the part of Tenant under this Lease or the 13500 Lease. If Tenant shall breach any provision of this Lease or the 13500 Lease (or otherwise be in default hereunder or thereunder), Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the Letter of Credit, in part or in whole, to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's breach or default of this Lease or the 13500 Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease, by the 13500 Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw upon the Letter of Credit. No condition or term of this Lease or the 13500 Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (i) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

        21.4    Letter of Credit not a Security Deposit.    Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

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ARTICLE 22

[***]

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

ARTICLE 23

SIGNS

        23.1    Interior Signage.    Subject to Landlord's reasonable prior written approval, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

        23.2    Prohibited Signage and Other Items.    Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as provided in Section 23.3, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

        23.3    Tenant's Signage.    Tenant shall be entitled to install the following signage in connection with Tenant's lease of the Premises (collectively, the "Tenant's Signage"):

  (i)
  All available exterior signage to the extent allowed pursuant to Applicable Laws and the CC&R's, including without limitation any Building-top signage identifying Tenant's name or logo located at the top of the Building, and any "eyebrow" signage located at the main entrance of the Building; and

  (ii)
  A pro-rata share of the monument signage located within the Project. Tenant hereby acknowledges and agrees that Landlord may, at Landlord's sole cost and expense, place a standard "owned and managed" sign on such Building Monument Sign, [***].

          23.3.1    Specifications and Permits.    Tenant's Signage shall set forth Tenant's name and logo as determined by Tenant in its sole discretion; provided, however, in no event shall Tenant's Signage include an "Objectionable Name," as that term is defined in Section 23.3.2, of this Lease. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant's Signage (collectively, the "Sign Specifications") shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project. For purposes of this Section 23.3.1, the reference to "name" shall mean name and/or logo. In addition, Tenant's Signage shall be subject to Tenant's receipt of all required governmental permits and approvals and shall be subject to all Applicable Laws and to any CC&Rs affecting the Project. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant's Signage. Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant's Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant's Signage, Tenant's and Landlord's rights and obligations under the remaining TCCs of this Lease shall be unaffected.

          23.3.2    Objectionable Name.    To the extent Tenant desires to change the name and/or logo set forth on Tenant's Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an "Objectionable Name"). The parties hereby agree that the following names shall be deemed not to constitute an Objectionable Name: Bridgepoint

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  Education; Ashford Edu.; Ashford.Edu; Ashford Education; Ashford University; Rockies.Edu; University of the Rockies; BPE; UOR; Bridgepoint; Centerleaf; and Centerleaf Partners.

          23.3.3    Termination of Right to Tenant's Signage.    Except as expressly identified in Sections 23.3(i) and (ii), the rights contained in this Section 23.3 shall be personal to Original Tenant, its Permitted Transferees and/or any Approved Assignee, and may only be exercised and maintained by such parties (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) to the extent (x) they are not in monetary or material non-monetary default under this Lease (beyond any applicable notice and cure period) and (y) if they occupy at least fifty percent (50%) of the entire Premises.

          23.3.4    Cost and Maintenance.    The costs of the actual signs comprising Tenant's Signage and the installation, design, construction, and any and all other costs associated with Tenant's Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant; provided that the costs and fees associated with the initial installation, design, and construction of such Tenant's Signage may, at Tenant's option, be deemed "FF&E," as that term is set forth in Section 2.2.5 of the Work Letter Agreement. Should Tenant's Signage require repairs and/or maintenance, as determined in Landlord's reasonable judgment, Landlord shall have the right to provide Notice thereof to Tenant and Tenant (except as set forth above) shall cause such repairs and/or maintenance to be performed within ten (10) business days after receipt of such Notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than ten (10) business days to perform, Tenant shall commence such repairs and/or maintenance within such ten (10) business day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days' prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the cost of such work. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, cause Tenant's Signage to be removed and shall cause the areas in which such Tenant's Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant's Signage (excepting normal wear and tear caused by the sun, rain and other elements to which such Tenant's Signage is exposed). If Tenant fails to timely remove such Tenant's Signage or to restore the areas in which such Tenant's Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of an invoice therefor. The TCCs of this Section 23.3.4 shall survive the expiration or earlier termination of this Lease.

          23.3.5    [***]

ARTICLE 24

COMPLIANCE WITH LAW

        Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "Applicable Laws"). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant's use of the Premises for non-general office use, (ii) the Alterations or

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Improvements in the Premises, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant's Alterations, the Improvements, or use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Base Building and the Common Areas, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would expose Tenant to liability to any of its employees, subtenants, invitees or customers, or any governmental or quasi-governmental authority, or would unreasonably and materially affect the safety of Tenant's employees, subtenants, invitees, or customers, or create a significant health hazard for Tenant's employees. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.4, above.

ARTICLE 25

LATE CHARGES

        If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when due, then Tenant shall pay to Landlord a late charge equal to [***] percent ([***]%) of the overdue amount plus any reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder; provided, however, with regard to the first [***] such failures in any [***] month period, Landlord will waive such late charge to the extent Tenant cures such failure within five (5) business days following Tenant's receipt of written notice from Landlord that the same was not received when due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at the "Interest Rate." For purposes of this Lease, the "Interest Rate" shall be an annual rate equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

        26.1    Landlord's Cure.    All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

        26.2    Tenant's Reimbursement.    Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

        Landlord reserves the right at all reasonable times (during Building Hours with respect to items (i) and (ii) below) and upon at least twenty-four (24) hours prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment; provided, however, Tenant may elect to have a representative accompany Landlord during any such entry; provided further, however, Landlord shall not be required to delay any such entry due to the unavailability of a Tenant representative. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform regularly scheduled services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for (w) taking possession of the Premises due to any breach of this Lease, (x) emergencies, (y) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (z) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant's use of the Premises and shall be performed after normal business hours if reasonably practical. With respect to items (y) and (z) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant's use of, or access to, the Premises. Except as otherwise set forth in Section 3.2, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

        Tenant shall be entitled to utilize, [***], commencing on the Lease Commencement Date, the amount of parking passes set forth in Section 9 of the Summary (provided that any visitor parking spaces and/or handicap parking spaces required by Applicable Laws due to Tenant's occupancy shall be included as part of the number passes provided to Tenant), on a monthly basis throughout the Lease Term, which parking passes shall pertain to those certain spaces located within parking areas in the Project designated for Tenant's exclusive use or designated for all access use; provided, however, that in connection with the foregoing, (i) the entirety of the Project parking structure commonly referred to as "Parking Structure A," which contains a total of eight hundred thirty-three (833) parking spaces, shall be designated for Tenant's exclusive use as long as Tenant continues to lease the entirety of the Premises and the 13500 Premises, and (ii) except with regard to the "Reserved Spaces" identified hereinbelow, the entirety of the Project parking structure commonly referred to as "Parking Structure B" shall be designated for the exclusive use of the tenants of the 13520 Building. Landlord shall implement an access control system for each of Parking Structure A and Parking Structure B in order to ensure that only parkers with the appropriate parking pass can park in the applicable parking structure. As part of the number of parking passes set forth in Section 9 of the Summary, Tenant shall have the right to rent up to twenty-five (25) passes, each relating to one (1) reserved parking space located on the second (2nd) level of Parking Structure B on a monthly basis throughout the remainder of the Lease Term (the "Reserved Passes"); provided that the right to rent such Reserved Pass must be exercised by Tenant, if at all, pursuant to a written notice to Landlord expressing Tenants' desire to rent such Reserved Passes for a minimum of twelve (12) consecutive calendar months. Tenant shall pay to Landlord for each Reserved Pass so rented and on a monthly basis, the then-prevailing rate charged from time to time at the location of such parking passes (the initial amount of which is acknowledged by the parties to be [***]. Notwithstanding the foregoing, Tenant shall at all times be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. All remaining parking passes which Landlord is required to provide to Tenant shall be applicable to the surface parking areas of the Project. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant's exercise of commercially reasonable efforts to cause that Tenant's employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease. To the extent reasonably necessary to ensure Tenant's parking rights and obligations hereunder are readily available to and maintained by Tenant and its employees, Landlord shall establish a sticker or other identification system for the Project; provided, however, to the extent the foregoing measures prove insufficient, Landlord shall additionally implement, at Tenant's sole cost and expense, reasonable access control and/or other parking management services or systems with regard to such Project parking facilities. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease (except to the extent expressly set forth in Section 3.2 of this Lease, above), from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. During any period of closure of or restricted access to the Project parking areas, Landlord shall be responsible to provide Tenant with reasonable replacement parking in reasonable proximity and with reasonable access to the Premises.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel, employees, agents, contractors or invitees and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval. If at any time Tenant is not leasing the entirety of the Premises and the 13500 Premises (excluding the "First Pacific Space" (to the extent First Pacific continues to lease such space) and the "Project Gym," as those terms are defined in the 13500 Lease), then (1) the number of parking passes that Landlord is required to provide Tenant pursuant to the terms of this Lease shall be proportionately reduced (based on the reduction in the total square footage leased by Tenant in the Building and the 13500 Building), (2) such reduction shall be at the same ratio of covered to non-covered parking as required under this Article 28, and (3) Tenant shall not have the exclusive use of Parking Structure A.

ARTICLE 29

MISCELLANEOUS PROVISIONS

        29.1    Terms; Captions.    The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

        29.2    Binding Effect.    Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

        29.3    No Air Rights.    No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

        29.4    Modification of Lease.    Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

        29.5    Transfer of Landlord's Interest.    Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease that accrues after the effective date of the transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of such transfer, provided such transferee shall have fully assumed in writing all obligations of this Lease to be performed by Landlord after the date of such transfer, including the return of any Security Deposit, and Tenant shall attorn to such transferee. In addition, Landlord shall be released from all liability that accrues prior to the date of such transfer if such transferee assumes such liability in writing. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

        29.6    Prohibition Against Recording.    Except as provided in Section 29.4 of this Lease, neither Landlord nor Tenant shall record this Lease, but upon request by Tenant, Landlord shall execute and deliver to Tenant, for Tenant to record, a Memorandum of Lease in the form attached hereto as Exhibit J (the "Memorandum"). Within 10 days after the expiration or earlier termination of this Lease, Tenant shall enter into such documentation as is reasonably required by Landlord to remove the memorandum of record. The terms of this Section 29.6 shall survive the expiration or earlier termination of this Lease.

        29.7    Landlord's Title.    Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

        29.8    Relationship of Parties.    Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

        29.9    Application of Payments.    Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

        29.10    Time of Essence.    Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

        29.11    Partial Invalidity.    If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

        29.12    No Warranty.    In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

        29.13    Landlord Exculpation.    The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the equity interest of Landlord in the Building. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Notwithstanding any contrary provision in Lease, Landlord agrees (i) that the partners, shareholders, principals and members of Tenant shall have no personal liability in respect of (or arising out of or relating to) the obligations of Tenant under this Lease; and (ii) to look only to assets of Tenant for satisfaction of Landlord's remedies arising out of the obligations of Tenant under this Lease, and that no property or assets of any partner, shareholder, principal or member of Tenant shall be subject to levy, execution or other enforcement procedure for satisfaction of Landlord's remedies arising out of such obligations; provided, however nothing herein shall prevent Landlord from obtaining, entering and enforcing a judgment against, from and out of the assets of Tenant with respect to any obligations of Tenant under this Lease. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

        29.14    Entire Agreement.    It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

        29.15    Right to Lease.    Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

        29.16    Force Majeure.    Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant's obligations under Articles 5 and 24 of this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

        29.17    Waiver of Redemption by Tenant.    Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

        29.18    Notices.    All notices, demands, statements, designations, approvals or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Kilroy Realty, L.P. c/o Kilroy Realty Corporation 12200 West Olympic Boulevard, Suite 200 Los Angeles, California 90064 Attention: Legal Department
with copies to:
Kilroy Realty Corporation 12200 West Olympic Boulevard, Suite 200 Los Angeles, California 90064 Attention: Mr. John Fucci
and
Kilroy Realty Corporation 13500 Evening Creek Drive North, Suite 130 San Diego, California 92128 Attention: Mr. Michael Nelson
and
Allen Matkins Leck Gamble Mallory & Natsis LLP 1901 Avenue of the Stars, Suite 1800 Los Angeles, California 90067 Attention: Anton N. Natsis, Esq.

        29.19    Joint and Several.    If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

        29.20    Authority.    If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in California.

        29.21    Attorneys' Fees.    In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

        29.22    Governing Law; WAIVER OF TRIAL BY JURY.    This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

        29.23    Submission of Lease.    Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

        29.24    Brokers.    Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the Brokers pursuant to the terms of separate commission agreements. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

        29.25    Independent Covenants.    This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

        29.26    Project or Building Name and Signage.    Landlord shall have the right at any time to change the name of the Project or Building. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

        29.27    Counterparts.    This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

        29.28    Confidentiality.    Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.

        29.29    Transportation Management.    Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

        29.30    Building Renovations.    It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter Agreement. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions.

        29.31    No Violation.    Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

        29.32    Communications and Computer Lines.    Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "Lines") at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor reasonably approved by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be (x) appropriately insulated to prevent excessive electromagnetic fields or radiation, (y) surrounded by a protective conduit reasonably acceptable to Landlord, and (z) identified in accordance with the "Identification Requirements," as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Tenant shall remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant's name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4') outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines' termination point(s) (collectively, the "Identification Requirements"). Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time (1) are in violation of any Applicable Laws, (2) are inconsistent with then-existing industry standards (such as the standards promulgated by the National Fire Protection Association (e.g., such organization's "2002 National Electrical Code")), or (3) otherwise represent a dangerous or potentially dangerous condition.

        29.33    Hazardous Substances.

          29.33.1    Definitions.    For purposes of this Lease, the following definitions shall apply: "Hazardous Material(s)" shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the "Environmental Laws," as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. "Environmental Laws" shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

          29.33.2    Compliance with Environmental Laws.    Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the TCCs of Article 24 of this Lease. Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant's routine office operations (such as printer toner and copier toner) (hereinafter the "Permitted Chemicals"). Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials. However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws.

          29.33.3    Landlord's Right of Environmental Audit.    Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord's sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials in violation of Environmental Laws, or provides recommendations or suggestions to prohibit the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant's sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor. Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the reasonable cost or fees incurred for such as Additional Rent.

          29.33.4    Indemnifications.    Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys' fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Landlord or a Landlord Party. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys' fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Party.

          29.34    Development of the Project.

          29.34.1    Subdivision.    Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

          29.34.2    The Other Improvements.    If portions of the Project or property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, provided that in no event shall any such actions by Landlord result in any increased Rent, or any costs or charges upon Tenant, or otherwise materially and adversely affect Tenant's right or obligations under this Lease. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease.

          29.34.3    Construction of Project and Other Improvements.    Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets (except as specifically set forth in this Lease) in connection with such construction. Furthermore, provided that Landlord employs commercially reasonable efforts to minimize interference with the conduct of Tenant's business, Tenant hereby waives any claims of constructive eviction which may arise in connection with such construction.

          29.35    No Discrimination.    Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

[signature page to follow]

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"LANDLORD":
KILROY REALTY, L.P., a Delaware limited partnership
By:	Kilroy Realty Corporation, a Maryland corporation, General Partner

By:	/s/ Jeffrey C. Hawken

Its:	Executive Vice President Chief Operating Officer

By:	/s/ Nadine K. Kirk

Its:	Vice President Legal Administration

"TENANT":
BRIDGEPOINT EDUCATION, INC a Delaware corporation

By:	/s/ Andrew Clark

Its:	CEO

By:	/s/ Daniel J. Devine

Its:	CFO

EXHIBIT A

KILROY SABRE SPRINGS

OUTLINE OF PREMISES

[Floor Plan]

KILROY SABRE SPRINGS OFFICE BUILDING 3	FIRST FLOOR PLAN
13480 EVENING CREEK DRIVE NORTH	SCALE 1"–30"

[Floor Plan]

KILROY SABRE SPRINGS OFFICE BUILDING 3	SECOND FLOOR PLAN
13480 EVENING CREEK DRIVE NORTH	SCALE 1"–30"

[Floor Plan]

KILROY SABRE SPRINGS OFFICE BUILDING 3	THIRD FLOOR PLAN
13480 EVENING CREEK DRIVE NORTH	SCALE 1"–30"

[Floor Plan]

KILROY SABRE SPRINGS OFFICE BUILDING 3	FOURTH FLOOR PLAN
13480 EVENING CREEK DRIVE NORTH	SCALE 1"–30"

[Floor Plan]

KILROY SABRE SPRINGS OFFICE BUILDING 3	FIFTH FLOOR PLAN
13480 EVENING CREEK DRIVE NORTH	SCALE 1"–30"

[Floor Plan]

KILROY SABRE SPRINGS OFFICE BUILDING 3	SIXTH FLOOR PLAN
13480 EVENING CREEK DRIVE NORTH	SCALE 1"–30"

1

EXHIBIT A-1

[***]

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

1

EXHIBIT B

KILROY SABRE SPRINGS

WORK LETTER AGREEMENT

        This Work Letter shall set forth the terms and conditions relating to the construction of the improvements in the Premises. This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Work Letter is attached as Exhibit B and of which this Work Letter forms a part, and all references in this Work Letter to Sections of "this Work Letter" shall mean the relevant portion of Sections 1 through 6 of this Work Letter.

[***]

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

1

SCHEDULE 1 TO EXHIBIT B

TIME DEADLINES

[***]

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

1

SCHEDULE 2 TO EXHIBIT B

BUILDING STANDARDS

        [***]

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

1

SCHEDULE 3 TO EXHIBIT B

BASE BUILDING SPECIFICATIONS

Kilroy Sabre Springs

OUTLINE SPECIFICATIONS for OFFICE BUILDING 3

[***]

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

1

EXHIBIT C

KILROY SABRE SPRINGS

NOTICE OF LEASE TERM DATES

To:

	Re:	Office Lease dated , 200 between , a ("Landlord"), and , a ("Tenant") concerning Suite on floor(s) of the office building located at , , California.
Gentlemen:
In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:
	1.	The Lease Term shall commence on or has commenced on for a term of ending on .
	2.	Rent commenced to accrue on , in the amount of .
3.
If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.
	4.	Your rent checks should be made payable to at .
	5.	The exact number of rentable/usable square feet within the Premises is square feet.
	6.	Tenant's Share as adjusted based upon the exact number of usable square feet within the Premises is %.

[signature page to follow]

1

"Landlord":
,
a
By:
Its:

Agreed to and Accepted as of , 200 .
"Tenant":

a
By:
Its:

2

EXHIBIT D

KILROY SABRE SPRINGS

RULES AND REGULATIONS

[[NOTE: FOLLOWING ARE FOR SINGLE-TENANT BUILDINGS]]

        Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project; provided, however, in no event shall Landlord enforce such Rules and Regulations in a discriminatory manner to the detriment of Tenant. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

        1.     Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

        2.     The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

        3.     No advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

        4.     Tenant shall not exceed the load requirements of any floor of the Premises.

        5.     Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material, except in compliance with applicable law. Tenant shall maintain material safety data sheets for any Hazardous Material used or kept on the Premises.

        6.     Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises to the extent the same is noticeable in the Common Areas of the Project or which affects other tenants of the project. Tenant shall not throw anything out of doors, windows or skylights.

        7.     No cooking shall be done or permitted on the Premises (unless Tenant receives Landlord's prior written approval to install a cafeteria for its employees in the Premises), nor shall the Premises be used for lodging. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

        8.     Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

        9.     Tenant, its employees and agents shall not loiter in any Common Areas for the purpose of smoking tobacco products or for any other purpose. Furthermore, in no event shall Tenant, its

1

employees or agents smoke tobacco products within the Building or within two hundred feet (200') of any entrance into the Building or into any other Project building.

        10.   Tenant shall store all its trash and garbage within the interior of the Premises or in the appropriate external trash area(s) for the Building. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Diego, California without violation of any law or ordinance governing such disposal; provided, however, Tenant may maintain separate trash enclosures for the storage of non-conforming disposal items to the extent Tenant satisfies and complies with any applicable laws or other governmental regulations relating to the storage and disposal thereof. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant's expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

        11.   Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

        12.   Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord.

        13.   Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord vis-à-vis the operation of the Project which are not inconsistent with the TCCs of the Lease.

        14.   Tenant must comply with any applicable "NO-SMOKING" ordinance of the State of California, County of San Diego and/or City of San Diego. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building.

        15.   Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

        16.   No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

        17.   No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

        Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary (relative to a building occupied solely by one tenant) for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein; provided, however, Landlord shall not make any new Rules and

2

Regulations, or change any Rule and Regulation, which would materially and adversely affect Tenant's use, occupancy or access to the Premises, the Building, or the Project parking areas. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project; provided, however, in no event shall Landlord enforce such Rules and Regulations in a discriminatory manner to the detriment of Tenant. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

3

EXHIBIT E

KILROY SABRE SPRINGS

FORM OF TENANT'S ESTOPPEL CERTIFICATE

        The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of                                     , 200   by and between                                      as Landlord, and the undersigned as Tenant, for Premises on the                                      floor(s) of the office building located at                                     ,                                     , California                                     , certifies as follows:

        1.     Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

        2.     The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                                     , and the Lease Term expires on                                     , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

        3.     Base Rent became payable on                                     .

        4.     The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

        5.     Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

        6.     Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.

        7.     All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                                     . The current monthly installment of Base Rent is $                    .

        8.     All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

        9.     No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

        10.   As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

        11.   If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

        12.   There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

        13.   Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

        14.   To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

1

        The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

        Executed at                                      on the            day of                                     , 200  .

"Tenant":
, a

By:

Its:

By:

Its:

2

EXHIBIT F

KILROY SABRE SPRINGS

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

ALLEN MATKINS LECK GAMBLE
    & MALLORY LLP
1901 Avenue of the Stars, 18th Floor
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.

RECOGNITION OF COVENANTS,
CONDITIONS, AND RESTRICTIONS

        This Recognition of Covenants, Conditions, and Restrictions (this "Agreement") is entered into as of the __ day of _______, 200__, by and between _________________ ("Landlord"), and _________________ ("Tenant"), with reference to the following facts:

        A.    Landlord and Tenant entered into that certain Office Lease Agreement dated _______, 200__ (the "Lease"). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the "Premises") located in an office building on certain real property described in Exhibit A attached hereto and incorporated herein by this reference (the "Property").

        B.    The Premises are located in an office building located on real property which is part of an area owned by Landlord containing approximately __ (__) acres of real property located in the City of _____ _______, California (the "Project"), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.

        C.    Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the "Declaration"), dated _________________, 200__, in connection with the Project.

        D.    Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

        NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

        1.    Tenant's Recognition of Declaration.    Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.

        2.     Miscellaneous.

          2.1   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

          2.2   This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

          2.3   This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no

1

  other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

          2.4   This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

          2.5   In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys' fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

          2.6   All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

          2.7   If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different form those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

          2.8   Time is of the essence of this Agreement.

          2.9   The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

          2.10 As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

2

 SIGNATURE PAGE OF RECOGNITION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

"LANDLORD":
,
a
By:
Its:
"TENANT":
,
a
By:
Its:
By:
Its:

3

EXHIBIT G

KILROY SABRE SPRINGS

MARKET RENT DETERMINATION FACTORS

        When determining Market Rent, the following rules and instructions shall be followed.

        1.    RELEVANT FACTORS.    [***]

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

1

EXHIBIT H

KILROY SABRE SPRINGS

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank
acceptable to the Landlord)

FAX NO. [( ) - ] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]
DATE OF ISSUE:
BENEFICIARY: [Insert Beneficiary Name And Address]	APPLICANT: [Insert Applicant Name And Address]
LETTER OF CREDIT NO.
EXPIRATION DATE: AT OUR COUNTERS	AMOUNT AVAILABLE: USD [Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

        WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                                      IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant's Name], A [Insert Entity Type] ("TENANT"), UP TO THE AGGREGATE AMOUNT OF USD [Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON (Expiration Date) AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

        1.     THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

        2.     BENEFICIARY'S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord's Name], A [Insert Entity Type] ("LANDLORD") STATING THE FOLLOWING:

  "THE UNDERSIGNED HEREBY CERTIFIES THAT FUNDS IN THE AMOUNT OF USD                     ARE NOW DUE AND OWING BY TENANT UNDER THE LANDLORD UNDER THE LEASE (DEFINED BELOW) HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD                     IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE "LEASE"),

  BY AND BETWEEN [Insert Landlord's Name], A [Insert Entity Type] ("LANDLORD"), AND [Insert Tenant's Name], A [Insert Entity Type] ("TENANT", AS AMENDED (COLLECTIVELY, THE "LEASE"), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY TENANT THE TENANT UNDER SUCH LEASE TO BENEFICIARY RESULTING FROM THE TENANT'S BREACH OF THE SUCH LEASE BY THE TENANT THEREUNDER, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING."

OR

  "THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]'S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO.                      AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF

1

  CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE."

OR

  "THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.                      AS THE RESULT OF TENANT'S THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

OR

  "THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.                      AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED AGAINST TENANT UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING. [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES OTHER THAN ISSUING BANK'S ARE FOR THE APPLICANT'S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE. IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF (Expiration Date).

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE ("TRANSFEREE"), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON

2

REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES BY BENEFICIARY. IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY'S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE'S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: "DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO.                    ."

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AT OR PRIOR TO [Insert Time—(e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AFTER [Insert Time—(e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE. PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS LETTER OF CREDIT TO OUR FACSIMILE NUMBER, [Insert Fax Number—(            )              -            ], ATTENTION: [Insert Appropriate Recipient], WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER [Insert Telephone Number—(            )              -            ] OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER. WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OF ANY CHANGE IN SUCH DIRECTION. ANY FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL OF SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [Insert Bank Name] AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH PRECEDING THIS ONE.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, (Expiration Date).

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED

3

REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE "INTERNATIONAL STANDBY PRACTICES" (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,

(Name of Issuing Bank)

By:

4

EXHIBIT I

[***]

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

1

EXHIBIT J

SHORT FORM OF MEMORANDUM OF LEASE

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

Sheppard Mullin Richter & Hampton LLP
12275 El Camino Real, Suite 200
San Diego, CA 92130
Attention: Michael R. Leake, Esq.

 SHORT FORM OF MEMORANDUM OF LEASE

        THIS SHORT FORM OF MEMORANDUM OF LEASE is entered into as of the 31st day of January, 2008, by and between KILROY REALTY, L.P., a Delaware limited partnership ("Landlord"), and BRIDGEPOINT EDUCATION, INC., a Delaware corporation ("Tenant"), who agree as follows.

        1.    Terms and Premises.    Landlord leases to Tenant, and Tenant leases from Landlord, that certain six (6)-story building (the "Building") located at 13480 Evening Creek Drive North, San Diego, California 92128, which Building contains approximately 147,533 rentable square feet of space (the "Premises"), located on the real property legally described on Schedule 1 attached hereto and incorporated herein by this reference, for the term and in accordance with the provisions of that certain Lease by and between Landlord and Tenant, dated as of the date hereof (the "Lease"). The provisions of the Lease are hereby incorporated herein.

        2.    Certain Express Lease Terms.    As more particularly set forth in the referenced sections of the Lease, Tenant enjoys the following rights pursuant to the terms and conditions of the Lease: (i) an initial Lease Term of approximately ten (10) years and one (1) month, which initial Lease Term is anticipated to commence on July 1, 2008, as more particularly set forth in the Lease, (ii) two (2) options to extend the Lease Term for the entire Premises each by a period of five (5) years, as more particularly set forth in the Lease, and (iii) a right of first refusal with respect to space in that certain building (defined in the Lease as the 13520 Building), as more particularly set forth in the Lease.

        3.    Provisions Binding on Parties.    The provisions of the Lease to be performed by Landlord or Tenant, whether affirmative or negative in nature, are intended to and shall bind or benefit the respective parties hereto and their assigns or successors, as applicable, at all times.

        4.    Purpose of Short Form of Memorandum of Lease.    This Short Form of Memorandum of Lease is prepared solely for purposes of recordation, and in no way modifies the provisions of the Lease.

LANDLORD	KILROY REALTY, L.P., a Delaware limited partnership
	By:	Kilroy Realty Corporation, a Maryland corporation, General Partner

By:

Its:

By:

Its:

TENANT	BRIDGEPOINT EDUCATION, INC., a Delaware corporation

By:

Its:

By:

Its:

2

 ACKNOWLEDGMENT

State of California	)
County of	)

        On                                      , before me,                                                                                                         ,

                                                                                                  (insert name and title of the officer)

personally appeared                                                                                                                                                , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

        WITNESS my hand and official seal.

Signature                                                                                                                                (Seal)

3

 ACKNOWLEDGMENT

State of California	)
County of	)

        On                                      , before me,                                                                                                         ,

                                                                                                  (insert name and title of the officer)

personally appeared                                                                                                                                                , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

        WITNESS my hand and official seal.

Signature                                                                                                                                (Seal)

4

SCHEDULE 1

LEGAL DESCRIPTION

        Parcel 1 of Parcel Map No. 19990 in the City of San Diego, County of San Diego, State of California, filed in the Office of the County Recorder of San Diego County May 05, 2006, as Instrument No. 2006-0319756 of Official Records.

1

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  Exhibit 10.15
OFFICE LEASE KILROY REALTY KILROY SABRE SPRINGS
KILROY REALTY, L.P., a Delaware limited partnership, as Landlord, and BRIDGEPOINT EDUCATION, INC., a Delaware corporation, as Tenant.
TABLE OF CONTENTS
INDEX
KILROY SABRE SPRINGS OFFICE LEASE
SUMMARY OF BASIC LEASE INFORMATION
ARTICLE 1 PREMISES, BUILDING, PROJECT, AND COMMON AREAS
ARTICLE 2 LEASE TERM; OPTION TERM(S)
ARTICLE 3 BASE RENT; ABATEMENT OF RENT
ARTICLE 4 ADDITIONAL RENT
ARTICLE 5 USE OF PREMISES
ARTICLE 6 SERVICES AND UTILITIES
ARTICLE 7 REPAIRS
ARTICLE 8 ADDITIONS AND ALTERATIONS
ARTICLE 9 COVENANT AGAINST LIENS
ARTICLE 10 INSURANCE
ARTICLE 11 DAMAGE AND DESTRUCTION
ARTICLE 12 NONWAIVER
ARTICLE 13 CONDEMNATION
ARTICLE 14 ASSIGNMENT AND SUBLETTING
ARTICLE 15 SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES
ARTICLE 16 HOLDING OVER
ARTICLE 17 ESTOPPEL CERTIFICATES
ARTICLE 18 SUBORDINATION
ARTICLE 19 DEFAULTS; REMEDIES
ARTICLE 20 COVENANT OF QUIET ENJOYMENT
ARTICLE 21 LETTER OF CREDIT
ARTICLE 22
ARTICLE 23 SIGNS
ARTICLE 24 COMPLIANCE WITH LAW
ARTICLE 25 LATE CHARGES
ARTICLE 26 LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
ARTICLE 27 ENTRY BY LANDLORD
ARTICLE 28 TENANT PARKING
ARTICLE 29 MISCELLANEOUS PROVISIONS
[signature page to follow]
EXHIBIT A
KILROY SABRE SPRINGS OUTLINE OF PREMISES
EXHIBIT A-1
EXHIBIT B KILROY SABRE SPRINGS WORK LETTER AGREEMENT
SCHEDULE 1 TO EXHIBIT B TIME DEADLINES
SCHEDULE 2 TO EXHIBIT B BUILDING STANDARDS
SCHEDULE 3 TO EXHIBIT B BASE BUILDING SPECIFICATIONS
EXHIBIT C KILROY SABRE SPRINGS NOTICE OF LEASE TERM DATES
EXHIBIT D
KILROY SABRE SPRINGS RULES AND REGULATIONS
EXHIBIT E
KILROY SABRE SPRINGS FORM OF TENANT'S ESTOPPEL CERTIFICATE
EXHIBIT F
KILROY SABRE SPRINGS
RECOGNITION OF COVENANTS, CONDITIONS, AND RESTRICTIONS
SIGNATURE PAGE OF RECOGNITION OF COVENANTS, CONDITIONS AND RESTRICTIONS
EXHIBIT G KILROY SABRE SPRINGS MARKET RENT DETERMINATION FACTORS
EXHIBIT H
KILROY SABRE SPRINGS FORM OF LETTER OF CREDIT
EXHIBIT I
EXHIBIT J
SHORT FORM OF MEMORANDUM OF LEASE
SHORT FORM OF MEMORANDUM OF LEASE
ACKNOWLEDGMENT
ACKNOWLEDGMENT
SCHEDULE 1 LEGAL DESCRIPTION